Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: Oct. 28, 2010

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Partners L.P. Reports Third-Quarter 2010 Financial Results
•	Net Income for 3Q 2010 Is $226 Million, $0.63 Per Unit

•	Distributable Cash Flow for 3Q is $240 Million

•	Year-to-date DCF, Coverage Ratio Remain Strong for 2010

•	Acquisition of Williams’ Piceance G&P Assets Adds Additional Fee-Based Business, DCF

Summary Financial Information	3Q				YTD
Amounts in millions, except per-unit amounts.	2010		2009		2010		2009
(Unaudited)
Net income	$226		$279		$764		$677

Net income per common L.P. unit	$0.63		$1.04		$1.87		$1.88

Distributable cash flow (DCF) (1)	$240		$298		$972		$908
Less: Pre-partnership DCF (2)	—		(236)		(143)		(785)

DCF attributable to partnership operations	$240		$62		$829		$123

Cash distribution coverage ratio (1)	0.96	x	1.80	x	1.32	x	1.20	x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2)	For 2010, this amount represents DCF for January 2010 from the assets acquired in February 2010. For 2009, this amount represents all of the DCF for the acquired assets since this entire period was prior to the receipt of cash flows from the acquired assets.
TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited third-quarter 2010 net income of $226 million, compared with third-quarter 2009 net income of $279 million. Net income per common limited-partner unit for third-quarter 2010 was $0.63, compared with $1.04 per unit for third-quarter 2009.
The decline in net income in the third quarter reflected higher interest expense associated with the assets

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 1 of 9

acquired from Williams (NYSE: WMB) in February 2010. Higher per-unit natural gas liquid (NGL) margins partially offset the higher interest expense in the third quarter.
Year-to-date through Sept. 30, Williams Partners reported net income of $764 million, compared with $677 million for the same period in 2009. Net income per common LP unit for the first nine months of the year was $1.87, compared with $1.88 per unit in the first nine months of 2009.
Higher NGL margins in the midstream business, partially offset by the previously noted higher interest expense, drove the increase in net income for the year-to-date period.
There is a more detailed discussion of the midstream and gas pipeline business results in the business segment performance section below.
The results throughout this release have been recast to reflect the previously noted first-quarter 2010 asset acquisitions. In the recasting of the partnership’s net income, all of the acquired assets’ net income occurring prior to the closing date was allocated to Williams.
First-Quarter Asset Acquisitions Continue to Drive Substantial Increases in Distributable Cash Flow
For third-quarter 2010, Williams Partners’ distributable cash flow attributable to partnership operations was $240 million, compared with $62 million for third-quarter 2009. Year-to-date through Sept. 30, DCF attributable to partnership operations was $829 million, compared with $123 million for the same period in 2009.
The continued substantial increases in DCF attributable to partnership operations are due to the growth of the partnership via the first-quarter 2010 asset contribution transactions.
Partnership Agrees to Acquire Piceance Basin Gathering & Processing Assets from Williams
In a separate announcement today, Williams Partners announced it has agreed to acquire Williams’ gathering and processing assets in Colorado’s Piceance Basin for $782 million. Williams Partners’ total consideration for the assets will include $702 million in cash and $80 million in WPZ limited-partner and general-partner units.
The assets include the Parachute Plant Complex, three other treating facilities with a combined processing capacity of 1.2 billion cubic feet per day (Bcf/d), and a gathering system with approximately 150 miles of pipeline. There are more than 3,300 wells connected to the gathering system, which includes pipelines ranging up to 30-inch trunk lines. The transaction also includes a life-of-lease dedication from Williams’ Exploration &

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 2 of 9

Production.
Williams Partners expects the new assets will generate approximately $105 million in segment profit plus depletion, depreciation and amortization (DD&A) for its midstream business in 2011.
CEO Perspective
“Williams Partners has delivered a strong year-to-date performance in both earnings and cash flow,” said Steve Malcolm, president and chief executive officer of the general partner of Williams Partners.
“The acquisition of Williams’ Piceance Basin gathering and processing assets is another ideal growth opportunity for the partnership,” Malcolm said. “It adds significant scale to our business in the Piceance Basin, along with additional fee-based revenues and cash flow.”
Earnings, Capital Expenditure Guidance Updated
Williams Partners’ updated assumptions for certain energy commodity prices for 2010-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.
The commodity price assumptions for 2010-12 are unchanged from guidance issued on Sept. 16, with the exception of NGL margins and NGL to Crude Oil Ratio. Adjusted segment profit guidance for 2010 has been updated to reflected higher expected NGL margins. Adjusted segment profit for 2011-12 has also been updated to reflect the effect of the Piceance drop-down transaction.
Capital expenditure guidance for 2010-12 has been updated to reflect expected changes in the timing of certain 2010-11 capital spending, as well as the Piceance drop-down transaction and other expected new projects.

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 3 of 9

Commodity Price Assumptions and
Average NGL Margins	2010						2011						2012
As of Oct. 28, 2010	Low		Mid		High		Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$4.35		$4.65		$4.95		$4.00		$5.00		$6.00		$4.30		$5.40		$6.50
Rockies	$3.80		$4.05		$4.30		$3.50		$4.40		$5.30		$3.90		$4.85		$5.80
San Juan	$3.95		$4.20		$4.45		$3.60		$4.50		$5.40		$3.95		$4.95		$5.95

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$73		$78		$83		$65		$80		$95		$67		$82		$97
Crude to Gas Ratio	16.8	x	16.8	x	16.8	x	15.8	x	16.0	x	16.3	x	14.9	x	15.3	x	15.6	x
NGL to Crude Oil Relationship (1)	53%		52%		50%		52%		53%		53%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.51		$0.53		$0.55		$0.46		$0.58		$0.70		$0.42		$0.56		$0.69

Williams Partners Guidance

Amounts are in millions except coverage ratio.
	Low		Mid		High		Low		Mid		High		Low		Mid		High

DCF attributable to partnership ops. (2) (3)	$1,015		$1,065		$1,115		$1,165		$1,340		$1,515		$1,370		$1,575		$1,780

Total Cash Distribution (3)	$878		$878		$878		TBD		TBD		TBD		TBD		TBD		TBD

Cash Distribution Coverage Ratio (2) (3)	1.2	x	1.2	x	1.3	x	1.1	x	1.3	x	1.5	x	1.3	x	1.5	x	1.7	x

Adjusted Segment Profit (2):
Gas Pipeline	$600		$625		$650		$650		$670		$690		$675		$695		$715
Midstream	775		813		850		825		988		1,150		900		1,125		1,350

Total Adjusted Segment Profit	$1,375		$1,438		$1,500		$1,475		$1,658		$1,840		$1,575		$1,820		$2,065

Adjusted Segment Profit + DD&A:
Gas Pipeline	$940		$975		$1,010		$1,000		$1,030		$1,060		$1,035		$1,065		$1,095
Midstream	990		1,038		1,085		1,085		1,258		1,430		1,175		1,410		1,645

Total Adjusted Segment Profit + DD&A	$1,930		$2,013		$2,095		$2,085		$2,288		$2,490		$2,210		$2,475		$2,740

Capital Expenditures:
Maintenance	$300		$315		$330		$380		$415		$450		$310		$370		$430
Growth	1,860		1,930		2,000		800		940		1,080		595		710		825

Total Capital Expenditures	$2,160		$2,245		$2,330		$1,180		$1,355		$1,530		$905		$1,080		$1,255

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release. Also, the Cash Distribution Coverage ratio in the chart for 2011-12 is based on the Cash Distribution per LP unit level for 3Q 2010 of $0.6875 per quarter.

(3)	For 2010, this amount includes distributable cash flow and total cash distributions for the assets acquired in February 2010 for the period Feb. 1 through Dec. 31. These numbers also assume cash distributions at the current per-unit level.

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 4 of 9

Business Segment Performance
Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.
Gas Pipeline includes the partnership’s interstate natural gas pipelines and pipeline joint venture investments. Midstream Gas & Liquids includes the partnership’s natural gas gathering, treating and processing business and is comprised of several wholly-owned and partially-owned subsidiaries.

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2010	2009	2010	2009
Gas Pipeline	$161	$148	$478	$475
Midstream Gas & Liquids	182	199	625	409

Total Segment Profit	$343	$347	$1,103	$884

Adjustments	(7)	(5)	(28)	(4)

Adjusted Segment Profit*	$336	$342	$1,075	$880

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.
Gas Pipeline
Williams Partners owns interests in three major interstate natural gas pipeline systems — Transco, Northwest Pipeline and Gulfstream. Transco and Northwest Pipeline have a combined total annual throughput of approximately 2,700 trillion British Thermal Units of natural gas, which is approximately 12 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 12 billion cubic feet per day.
Gas Pipeline reported segment profit of $161 million for third-quarter 2010, compared with $148 million for third-quarter 2009.
Higher transportation revenues from Transco expansion projects placed into service in 2009 and 2010, drove the improvement in the third-quarter results.
For the first nine months of 2010, Gas Pipeline reported segment profit of $478 million, compared with $475 million for the first nine months of 2009.
Lower selling, general and administrative costs and higher transportation revenues from Transco expansion projects placed into service in 2009 and 2010 drove the slight improvement in the year-to-date period. Lower

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 5 of 9

other service revenues and higher operating costs mostly offset the lower SG&A costs.
The gas pipeline business has a significant portfolio of expansion projects to expand its services to key markets over the next several years.
Midstream Gas & Liquids
Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.
The business reported segment profit of $182 million for third-quarter 2010, compared with segment profit of $199 million for third-quarter 2009.
The decline in segment profit for the third quarter is primarily due to lower NGL equity sales volumes and slightly lower fee-based revenues, partially offset by higher per-unit NGL margins. The 15-percent decline in NGL equity sales volumes for the third quarter was due to a number of temporary items. Those items included lower gas deliveries in the Gulf region due to disruptions in third-party production unrelated to the drilling moratorium, an isolated sub-sea mechanical issue that reduced other Gulf region gas production flow, the impact of a force majeure shut-down of a third-party fractionator which limited plant production deliveries into Overland Pass Pipeline, and maintenance at the Echo Springs plant. These unfavorable impacts were partially offset by a full quarter of production at Willow Creek, compared with start-up in 2009.
Year-to-date through Sept. 30, Midstream reported segment profit of $625 million, compared with $409 million for the first nine months of 2009.
The 53 percent increase in year-to-date segment profit is due to significantly higher per-unit NGL margins in 2010 compared with 2009. Average per-unit NGL margins for the first nine months of 2010 were $0.55 per gallon — 67 percent higher than the average per-unit NGL margin of $0.33 per gallon for the same period in 2009.

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 6 of 9

NGL Margin Trend	2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q
NGL margins (millions)	$58	$103	$142	$169	$193	$166	$136

NGL equity volumes (gallons in millions)	292	298	317	314	332	302	271

Per-unit NGL margins ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.58	$0.55	$0.50
The midstream business continues to make progress on a number of organic expansion projects during 2010 and to pursue certain expansion and growth opportunities in its onshore and Gulf of Mexico businesses.
Definitions of Non-GAAP Financial Measures
This press release includes certain financial measures — Distributable Cash Flow, Cash Distribution Coverage Ratio, and Adjusted Segment Profit — that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain other items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 7 of 9

indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Today’s Analyst Call
Management will discuss the third-quarter results and outlook during a live webcast beginning at 11 a.m. EDT today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
A limited number of phone lines also will be available at (877) 591-4953. International callers should dial (719) 325-4800. Replays of the third-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williamslp.com.
Form 10-Q
The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 77 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 8 of 9

such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 25, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	3Q 2010 Financial Results — Oct. 28, 2010	Page 9 of 9

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
September 30, 2010

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Adjusted Segment Profit and Distributable Cash Flow, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain non-cash adjustments. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2009 (a)					2010
(Millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$183	$215	$279	$354	$1,031	$313	$225	$226	$764
Depreciation and amortization	130	131	133	137	531	134	134	135	403

Non-cash amortization of debt issuance costs included in interest expense	2	3	2	3	10	4	5	5	14
Equity earnings from investments	(5)	(16)	(30)	(30)	(81)	(26)	(27)	(24)	(77)
Distributions to noncontrolling interests	(6)	(6)	(6)	(6)	(24)	(6)	(6)	(6)	(18)
Gain on sale of assets	—	—	—	(40)	(40)	—	—	—	—
Involuntary conversion gain resulting from Ignacio fire	1	—	(5)	—	(4)	—	(4)	—	(4)
Involuntary conversion gain resulting from Hurricane Ike	—	—	—	—	—	—	(7)	(7)	(14)
Reimbursements (payments) from/(to) Williams under omnibus agreement	—	1	1	—	2	—	(1)	1	—
Maintenance capital expenditures	(15)	(31)	(103)	(109)	(258)	(32)	(46)	(119)	(197)

Distributable Cash Flow excluding equity investments	290	297	271	309	1,167	387	273	211	871
Plus: Equity investments cash distributions to Williams Partners L.P.	8	15	27	37	87	29	43	29	101

Distributable Cash Flow	298	312	298	346	1,254	416	316	240	972
Less: Pre-partnership Distributable Cash Flow	268	281	236	278	1,063	143	—	—	143

Distributable cash flow attributable to partnership operations	$30	$31	$62	$68	$191	$273	$316	$240	$829

Total cash distributed:	$34	$34	$34	$34	$137	$155	$221	$250	$626

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.88	0.92	1.80	1.97	1.39	1.76	1.43	0.96	1.32

Net income divided by Total cash distributed	5.35	6.32	8.16	10.35	7.55	2.02	1.02	0.90	1.22

(a)	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Gas Pipeline	$172	$155	$148	$160	$635	$169	$148	$161	$478
Midstream Gas & Liquids	80	130	199	264	673	245	198	182	625

Segment Profit	$252	$285	$347	$424	$1,308	$414	$346	$343	$1,103

Adjustments:

Gas Pipeline
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—	(1)	—	(1)
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—	(1)	—	(1)
Gain on sale of base gas from Hester storage field	—	—	—	—	—	(5)	(3)	—	(8)

Total Gas Pipeline adjustments	—	—	—	4	4	(5)	(5)	—	(10)

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—	(4)	—	(4)
Involuntary conversion gain related to Hurricane Ike	—	—	—	—	—	—	(7)	(7)	(14)
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—	—	—	—
Restructuring transaction costs	—	—	—	1	1	—	—	—	—

Total Midstream Gas & Liquids adjustments	1	—	(5)	(39)	(43)	—	(11)	(7)	(18)

Total adjustments included in segment profit	1	—	(5)	(35)	(39)	(5)	(16)	(7)	(28)

Adjusted Segment profit	$253	$285	$342	$389	$1,269	$409	$330	$336	$1,075

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

Williams Partners L.P.
(UNAUDITED)

	Full Year Forecasted 2010			Full Year Forecasted 2011			Full Year Forecasted 2012
(Millions)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”

Net income	$905	$960	$1,015	$930	$1,123	$1,315	$1,055	$1,303	$1,550
Depreciation and amortization	555	575	595	610	630	650	635	655	675
Other	(145)	(155)	(165)	35	32	30	(10)	(13)	(15)
Maintenance capital expenditures	(300)	(315)	(330)	(410)	(445)	(480)	(310)	(370)	(430)

Distributable cash flow attributable to partnership operations	$1,015	$1,065	$1,115	$1,165	$1,340	$1,515	$1,370	$1,575	$1,780

Total cash to be distributed	$878	$878	$878	TBD	TBD	TBD	TBD	TBD	TBD

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed *	1.2	1.2	1.3	1.1	1.3	1.5	1.3	1.5	1.7

Net income divided by Total cash distributed *	1.0	1.1	1.2	0.9	1.1	1.3	1.0	1.2	1.5

* Calculations based on announced current 2010 cash distribution amount of $.6875 per unit.

Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”

Segment Profit:
Midstream	$793	$831	$868	$825	$988	$1,150	$900	$1,125	$1,350
Gas Pipeline	610	635	660	650	670	690	675	695	715

Total Segment Profit	1,403	1,466	1,528	1,475	1,658	1,840	1,575	1,820	2,065
Adjustments:
Gas Pipeline — Gain on sale of Hester gas	(8)	(8)	(8)	—	—	—	—	—	—
Gas Pipeline — Unclaimed property assessment accrual	(2)	(2)	(2)	—	—	—	—	—	—
Midstream — Involuntary conversion gain related to Ignacio	(4)	(4)	(4)	—	—	—	—	—	—
Midstream — Involuntary conversion gain related to Hurricane Ike	(14)	(14)	(14)	—	—	—	—	—	—

Adjusted segment profit	$1,375	$1,438	$1,500	$1,475	$1,658	$1,840	$1,575	$1,820	$2,065

Consolidated Statement of Income
(UNAUDITED)

	2009*					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Gas Pipeline	$401	$421	$380	$389	$1,591	$407	$380	$409	$1,196
Midstream Gas & Liquids	558	663	802	905	2,928	1,051	987	883	2,921
Intercompany eliminations	(2)	(3)	(1)	(1)	(7)	—	—	(1)	(1)

Total revenues	957	1,081	1,181	1,293	4,512	1,458	1,367	1,291	4,116

Segment costs and expenses:
Costs and operating expenses	643	738	793	857	3,031	1,014	987	908	2,909
Selling, general and administrative expenses	70	71	72	76	289	59	68	67	194
Other (income) expense — net	(3)	3	(1)	(34)	(35)	(3)	(7)	(3)	(13)

Segment costs and expenses	710	812	864	899	3,285	1,070	1,048	972	3,090
General corporate expenses	25	26	26	28	105	34	28	29	91

Operating income:
Gas Pipeline	164	147	138	151	600	160	138	151	449
Midstream Gas & Liquids	83	122	179	243	627	228	181	168	577
General corporate expenses	(25)	(26)	(26)	(28)	(105)	(34)	(28)	(29)	(91)

Total operating income	222	243	291	366	1,122	354	291	290	935

Equity earnings	5	16	30	30	81	26	27	24	77
Interest accrued — third party	(51)	(51)	(51)	(52)	(205)	(81)	(101)	(103)	(285)
Interest accrued — affiliate	(14)	(16)	(9)	(13)	(52)	—	(1)	—	(1)
Interest capitalized	14	17	10	15	56	12	7	7	26
Interest income	5	6	5	4	20	3	—	—	3
Other income (expense) — net	3	2	4	4	13	(1)	2	9	10

Income before income taxes	184	217	280	354	1,035	313	225	227	765
Provision for income taxes	1	2	1	—	4	—	—	1	1

Net income	183	215	279	354	1,031	313	$225	$226	$764
Less: Net income attributable to noncontrolling interests	7	6	7	7	27	6	5	5	16

Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307	$220	$221	$748

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$176	$209	$272	$347	$1,004	$307	$220	$221	$748
Allocation of net income to general partner and Class C units	157	183	217	295	852	275	50	58	393

Allocation of net income to common units	$19	$26	$55	$52	$152	$32	$170	$163	$355

Net income, per common unit	$0.36	$0.48	$1.04	$0.99	$2.88	$0.61	$0.66	$0.63	$1.87

Weighted-average number of common units outstanding**	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452	255,777,452	260,507,501	190,448,384

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

**	The calculation of second quarter and year-to-date 2010 weighted average common units consider Class C units as common units for the entire second quarter.

Gas Pipeline
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Northwest Pipeline	$112	$107	$107	$108	$434	$106	$103	$103	$312
Transcontinental Gas Pipe Line	290	312	274	282	1,158	300	278	305	883
Other	(1)	2	(1)	(1)	(1)	1	(1)	1	1

Total revenues	401	421	380	389	1,591	407	380	409	1,196

Segment costs and expenses:
Costs and operating expenses	196	231	197	191	815	212	199	216	627
Selling, general and administrative expenses	42	39	41	42	164	33	39	37	109
Other (income) expense — net	(1)	4	4	5	12	2	4	5	11

Total segment costs and expenses	237	274	242	238	991	247	242	258	747

Equity earnings	8	8	10	9	35	9	10	10	29

Reported segment profit:
Northwest Pipeline	58	51	55	56	220	54	50	53	157
Transcontinental Gas Pipe Line	107	98	88	96	389	108	91	100	299
Other	7	6	5	8	26	7	7	8	22

Total reported segment profit	172	155	148	160	635	169	148	161	478

Adjustments:
Northwest Pipeline	—	—	—	1	1	—	(1)	—	(1)
Transcontinental Gas Pipe Line	—	—	—	3	3	(5)	(4)	—	(9)

Total adjustments	—	—	—	4	4	(5)	(5)	—	(10)

Adjusted segment profit:
Northwest Pipeline	58	51	55	57	221	54	49	53	156
Transcontinental Gas Pipe Line	107	98	88	99	392	103	87	100	290
Other	7	6	5	8	26	7	7	8	22

Total adjusted segment profit	$172	$155	$148	$164	$639	$164	$143	$161	$468

Operating statistics

Northwest Pipeline
Throughput (TBtu)	224.0	172.9	165.7	205.9	768.5	179.4	156.5	152.7	488.6
Average daily transportation volumes (TBtu)	2.5	1.9	1.8	2.2	2.1	2.0	1.7	1.7	1.8
Average daily firm reserved capacity (TBtu)	2.6	2.6	2.6	2.7	2.7	2.8	2.8	2.8	2.8

Transcontinental Gas Pipe Line
Throughput (TBtu)	549.7	420.8	443.4	487.5	1,901.4	586.1	459.6	517.1	1,562.8
Average daily transportation volumes (TBtu)	6.1	4.6	4.8	5.3	5.2	6.5	5.1	5.6	5.7
Average daily firm reserved capacity (TBtu)	7.0	6.6	6.7	6.9	6.8	7.0	6.9	7.1	7.0

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies, Inc. to Williams Partners L.P.

Midstream Gas & Liquids
(UNAUDITED)

	2009*					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Gathering & processing	$107	$106	$121	$129	$463	$117	$119	$119	$355
NGL sales from gas processing	150	172	217	268	807	338	272	229	839
Production handling and transportation	31	31	33	28	123	29	26	26	81
Marketing sales	449	558	720	829	2,556	999	897	796	2,692
Other revenues	37	37	35	39	148	43	42	38	123

	774	904	1,126	1,293	4,097	1,526	1,356	1,208	4,090
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(325)	(1,169)

Total revenues	558	663	802	905	2,928	1,051	987	883	2,921

Segment costs and expenses:
NGL cost of goods sold	92	69	75	99	335	145	106	93	344
Marketing cost of goods sold	444	542	714	811	2,511	997	902	792	2,691
Other cost of goods sold	7	5	5	9	26	10	7	7	24
Operating costs	124	134	125	136	519	125	142	126	393
Other
Selling, general and administrative expenses	28	32	31	35	126	26	29	29	84
Other (income) expense — net	(4)	—	(3)	(40)	(47)	(5)	(11)	(7)	(23)
Intrasegment eliminations	(216)	(241)	(324)	(388)	(1,169)	(475)	(369)	(325)	(1,169)

Total segment costs and expenses	475	541	623	662	2,301	823	806	715	2,344

Equity earnings	(3)	8	20	21	46	17	17	14	48

Reported segment profit	80	130	199	264	673	245	198	182	625
Adjustments	1	—	(5)	(39)	(43)	—	(11)	(7)	(18)

Adjusted segment profit	$81	$130	$194	$225	$630	$245	$187	$175	$607

Operating statistics

Gathering and Processing
Gathering volumes (TBtu)	252	251	277	288	1,068	272	272	276	820
Plant inlet natural gas volumes (Tbtu)	318	308	352	364	1,342	360	352	343	1,055
NGL equity sales (million gallons) **	292	297	317	314	1,220	332	302	271	905
NGL margin ($/gallon)	$0.20	$0.35	$0.45	$0.54	$0.39	$0.58	$0.55	$0.50	$0.55
NGL production (million gallons) **	579	590	657	683	2,509	671	653	616	1,940

Discovery Producer Services L.L.C. (equity investment) - 100%
NGL equity sales (million gallons)	12	25	30	27	94	30	28	23	81
NGL production (million gallons)	30	56	79	85	250	89	84	81	254

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	—	3	9	10	22	9	10	11	30

*	Amounts reported above for 2009 have been recast to reflect the impact of the February 2010 dropdown of certain assets from The Williams Companies to Williams Partners L.P.

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Capital expenditures:

Gas Pipeline:
Northwest Pipeline	9	36	58	50	153	10	24	51	85
Transcontinental Gas Pipe Line	22	45	94	142	303	56	83	98	237

Total	31	81	152	192	456	66	107	149	322
Midstream Gas & Liquids	128	136	96	71	431	56	110	82	248

Total*	$159	$217	$248	$263	$887	$122	$217	$231	$570

Purchase of investments:

Gas Pipeline	5	3	1	2	11	1	—	1	2
Midstream Gas & Liquids	3	112	(1)	6	120	8	6	434	448

Total	$8	$115	$—	$8	$131	$9	$6	$435	$450

Summary:

Gas Pipeline	36	84	153	194	467	67	107	150	324
Midstream Gas & Liquids	131	248	95	77	551	64	116	516	696

Total	$167	$332	$248	$271	$1,018	$131	$223	$666	$1,020

Cumulative summary:

Gas Pipeline	36	120	273	467	467	67	174	324	324
Midstream Gas & Liquids	131	379	474	551	551	64	180	696	696

Total	$167	$499	$747	$1,018	$1,018	$131	$354	$1,020	$1,020

Capital expenditures incurred and purchase of investments
Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105	$177	$220	$502
Purchase of investments	8	115	—	8	131	9	6	435	450

Total	$163	$317	$305	$302	$1,087	$114	$183	$655	$952

*Increases to property, plant and equipment	$155	$202	$305	$294	$956	$105	$177	$220	$502
Changes in related accounts payable and accrued liabilities	4	15	(57)	(31)	(69)	17	40	11	68

Capital expenditures	$159	$217	$248	$263	$887	$122	$217	$231	$570

Depreciation and Amortization
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	21	21	22	22	86	22	22	22	66
Transcontinental Gas Pipe Line	61	61	62	64	248	63	62	62	187
Other	—	1	(1)	—	—	—	—	—	—

Total	82	83	83	86	334	85	84	84	253
Midstream Gas & Liquids	48	48	50	51	197	49	50	51	150

Total	$130	$131	$133	$137	$531	$134	$134	$135	$403